Exhibit (j)

                    CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" in the Scudder PreservationPlus Income Fund's Class A and Class C Shares and Investment Class Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Scudder Advisor Funds - PreservationPlus Income Fund's Class A and Class C Shares and Investment Class Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 116 to the Registration Statement (Form N-1A, No. 33-07404) of our reports dated November 19, 2004, on the financial statements and financial highlights of Scudder PreservationPlus Income Fund and PreservationPlus Income Portfolio, included in the Scudder PreservationPlus Income Fund Annual Report dated September 30, 2004.

                                                      /s/ERNST & YOUNG LLP

                                                      ERNST & YOUNG LLP

Boston, Massachusetts
January 26, 2005